SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                December 17, 1998

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                            TREX MEDICAL CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-11827                   06-1439626
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


37 Apple Ridge Road
Danbury, Connecticut                                        06810
 (Address of principal executive offices)                 (Zip Code)


                                (203) 207-4500
                         (Registrant's telephone number
                              including area code)



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     This Form 8-K contains forward-looking  statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 27, 1997. These include risks and uncertainties relating to: technological change, product development and commercialization, competition, dependency on patents and proprietary rights, intellectual property, litigation, the Registrant's acquisition strategy, government regulation and approvals, healthcare reform, patient reimbursement, dependence on significant OEM relationships, potential product liability, international operations, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On December 17, 1998, the Registrant issued a press release announcing that it has received a letter from the U.S. Food and Drug Administration (the "FDA") notifying the Registrant that the FDA was unable, based on the data provided, to determine substantial equivalence with analog, or "film screen," mammography. As a result, the FDA considers the Registrant's 510(k) application seeking clearance to market a full-field digital mammography system to be withdrawn.

      In its letter, the FDA outlines additional data analysis that will be required for clearance of the 510(k) application. The Registrant has been working closely with the FDA to provide information as requested since the Registrant submitted its 510(k) application in December 1997. During 1998, the Registrant has continued to collect clinical data and is now in the process of analyzing this information. The Registrant plans to meet with the FDA to discuss its application in early 1999.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.



                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of December, 1998.



                                          TREX MEDICAL CORPORATION


                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer